EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

Each of the undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Each of the undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, her or it knows or has reason to believe that such information is inaccurate.

DATE: April 3, 2023

BIOXCEL LLC

By:	/s/ Krishnan Nandabalan
Krishnan Nandabalan
President

BIOXCEL HOLDINGS, INC.

By:	/s/ Krishnan Nandabalan
Krishnan Nandabalan
President

KRISHNAN NANDABALAN

By:	/s/ Krishnan Nandabalan

SUGANTHI BALASUBRAMANIAN

By:	/s/ Suganthi Balasubramanian

MICHAEL AIELLO

By:	/s/ Michael Aiello

VIPIN AGARWAL

By:	/s/ Vipin Agarwal

RASHMI AGARWAL

By:	/s/ Rashmi Agarwal

ANESHA AGARWAL

By:	/s/ Anesha Agarwal

AKRATI AGARWAL

By:	/s/ Akrati Agarwal

JATIN PATEL

By:	/s/ Jatin Patel

BINA PATEL

By:	/s/ Bina Patel

KRUNAL PATEL

By:	/s/ Krunal Patel

PARDEEP SOOD

By:	/s/ Pardeep Sood

ALKA SOOD

By:	/s/ Alka Sood

MARSHAL D. GIBSON

By:	/s/ Marshal D. Gibson

INDU R. GUPTA

By:	/s/ Indu R. Gupta

TARUN K. GUPTA

By:	/s/ Tarun K. Gupta

DIWAKAR JAIN

By:	/s/ Diwakar Jain

ANITA JAIN

By:	/s/ Anita Jain